EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	April 17, 2014

SIMMONS FIRST ANNOUNCES FIRST QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced first quarter 2014 core earnings of $7.5 million, an increase of $1.4 million, or 23.0%, compared to the same quarter last year. Diluted core earnings per share were $0.46, an increase of $0.09, or 24.3%. Core earnings exclude $3.1 million in after-tax non-interest merger related expenses and branch right sizing costs. Including the non-core expenses, net income was $4.4 million and diluted earnings per share were $0.27.

“We are pleased with the core earnings results for the first quarter. As a result of our fourth quarter acquisition of Metropolitan National Bank, our recently announced acquisition of Delta Trust & Bank, other possible acquisitions and efficiency initiatives, we have and will continue to recognize one-time revenue and expense items which may skew our short-term business results but provide long-term performance benefits. Our focus continues to be improvement in core operating income,” commented George A. Makris, Jr., Chairman and CEO.

Loans

Total loans, including those acquired, were $2.4 billion at March 31, 2014, an increase of $518 million, or 28.0%, compared to the same period in 2013. Acquired loans increased by $328 million, net of discounts, while legacy loans (all loans excluding acquired loans) grew $191 million, or 12.0%. “We are encouraged by the continued growth in our legacy loan portfolio during the first quarter. We have experienced nice loan growth in virtually every market we serve,” added Makris.

Deposits

At March 31, 2014, total deposits were $3.7 billion, an increase of $814 million, or 28.2%, compared to the same period in 2013. Total non-time deposits totaled $2.6 billion, or 71% of total deposits.

Net Interest Income

The Company’s net interest income for the first quarter of 2014 was $41.5 million, an increase of $11.5 million, or 38.1%, from the same period of 2013. This increase was driven by growth in the legacy loan portfolio, earning assets acquired through the Metropolitan transaction and an increase in accretable yield on acquired loans. Net interest margin was 4.54% for the quarter ended March 31, 2014, a 53 basis point increase from the same quarter of 2013. Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets.
The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended
(In thousands)	March 31
	2014	2013
Impact on net interest income	$7,391	$2,947
Non-interest income	(7,441)	(2,828)

Net impact to pre-tax income	$(50)	$119

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $27.1 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $20.4 million. Of the remaining adjustments, we expect to recognize $13.9 million of interest income and a $14.4 million reduction of non-interest income, for a net reduction to pre-tax income of approximately $514,000, during the remainder of 2014. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loan pools.

Non-Interest Income

Non-interest income for the first quarter was $9.2 million, a decrease of $2.1 million, compared to the first quarter of 2013. The reduction in non-interest income was due to the $4.6 million incremental reduction in non-interest income from the adjustment to the indemnification assets. Normalized for the indemnification asset adjustments, non-interest income for the quarter increased by $2.5 million, or 17.7%, primarily from additional service charge and fee income from the Metropolitan acquisition.

Non-Interest Expense

Non-interest expense for the first quarter of 2014 was $44.6 million, an increase of $12.6 million compared to the same period in 2013. “In March we completed the branch consolidation plan related to the Metropolitan acquisition. During the quarter, we recorded branch right sizing costs of $3.9 million associated with the closure of eleven legacy Simmons branches,” noted Makris. “Also included in the quarter were $1.3 million of various merger costs related to Metropolitan and the recently announced acquisition of Delta Trust & Bank.”

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At March 31, 2014, acquired loans covered by loss share were carried at $138 million, OREO covered by loss share was carried at $18 million and the FDIC loss share indemnification asset was carried at $39 million. Acquired loans and OREO not covered by loss share were carried at $450 million and $40 million, respectively. As a result of using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

“It is important to remember that the acquired non-covered loans are protected by a credit mark and the acquired covered loans are protected by a credit mark and 80% loss coverage by the FDIC,” explained Makris. “At March 31, 2014, the allowance for loan losses was $27.0 million and the loan credit mark was $96.5 million, for a total of $123.5 million of coverage. This equates to a total coverage ratio of 5.0% of gross loans. The ratio of credit mark to acquired loans was 14.1%.” The Company's allowance for loan losses at March 31, 2014, was 1.52% of total loans and 216% of non-performing loans. Non-performing loans as a percent of total loans were 0.70%. Non-performing assets decreased $4.1 million from the previous quarter to $70.0 million. For the first quarter of 2014, the annualized net charge-off ratio, excluding credit cards, was 0.22%, and the annualized credit card charge-off ratio was 1.20%.

Capital

At March 31, 2014, stockholders' equity was $407 million, book value per share was $24.93 and tangible book value per share was $19.23. The Company's ratio of stockholders' equity to total assets was 9.3% and its ratio of tangible common equity to tangible assets was 7.3%.

Simmons First National Corporation

Simmons First National Corporation is a $4.4 billion Arkansas based financial holding company conducting financial operations throughout Arkansas, Kansas and Missouri. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, April 17, 2014. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 21404149. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$48,018	$69,827	$37,752	$38,494	$40,006
Interest bearing balances due from banks	474,118	469,553	320,368	420,740	602,992
Federal funds sold	-	-	18,365	-	-
Cash and cash equivalents	522,136	539,380	376,485	459,234	642,998
Investment securities - held-to-maturity	776,615	745,688	581,768	555,464	488,513
Investment securities - available-for-sale	264,974	212,277	179,937	177,531	192,165
Mortgage loans held for sale	16,717	9,494	10,605	14,454	19,100
Assets held in trading accounts	6,865	8,978	8,744	8,739	8,368
Loans:
Legacy loans	1,779,609	1,742,638	1,741,161	1,650,395	1,589,077
Allowance for loan losses	(26,983)	(27,442)	(27,533)	(27,398)	(27,735)
Loans acquired, not covered by FDIC loss share
(net of discount)	450,289	515,644	68,133	63,500	78,745
Loans acquired, covered by FDIC loss share (net of discount)	137,879	146,653	148,884	163,736	181,537
Net loans	2,340,794	2,377,493	1,930,645	1,850,233	1,821,624
FDIC indemnification asset	39,239	48,791	61,500	67,744	71,002
Premises and equipment	111,888	119,614	87,065	88,164	87,934
Premises held for sale	23,779	19,466	-	-	-
Foreclosed assets not covered by FDIC loss share	57,476	64,820	26,203	30,390	30,714
Foreclosed assets covered by FDIC loss share	18,171	20,585	23,260	22,990	28,003
Interest receivable	15,102	15,654	15,635	12,637	13,027
Bank owned life insurance	60,714	60,384	60,040	59,710	59,344
Goodwill	78,529	78,906	60,605	60,605	60,605
Other intangible assets	14,519	14,972	5,420	3,487	3,624
Other assets	49,129	46,598	13,797	10,387	16,540
Total assets	$4,396,647	$4,383,100	$3,441,709	$3,421,769	$3,543,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$838,050	$718,438	$580,063	$565,433	$592,442
Interest bearing transaction accounts and savings deposits	1,793,330	1,862,618	1,453,139	1,428,422	1,456,005
Time deposits less than $100,000	589,798	611,729	454,325	467,778	482,688
Time deposits greater than $100,000	485,870	504,782	351,271	351,486	361,529
Total deposits	3,707,048	3,697,567	2,838,798	2,813,119	2,892,664
Federal funds purchased and securities sold
under agreements to repurchase	104,643	107,887	62,311	79,063	108,227
Other borrowings	116,970	117,090	75,987	77,659	81,646
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	40,694	36,104	40,959	29,458	33,950
Total liabilities	3,989,975	3,979,268	3,038,675	3,019,919	3,137,107

Stockholders' equity:
Common stock	163	162	162	163	165
Surplus	89,274	88,095	87,279	89,434	94,723
Undivided profits	319,354	318,577	318,194	314,663	311,521
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	(2,119)	(3,002)	(2,601)	(2,410)	45
Total stockholders' equity	406,672	403,832	403,034	401,850	406,454
Total liabilities and stockholders' equity	$4,396,647	$4,383,100	$3,441,709	$3,421,769	$3,543,561

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$68,770	$50,473	$39,067	$41,030	$42,334
Interest bearing balances due from banks	507,936	428,551	365,504	527,787	560,759
Federal funds sold	385	2,616	3,719	1,922	8,487
Cash and cash equivalents	577,091	481,640	408,290	570,739	611,580
Investment securities - held-to-maturity	749,126	657,736	567,579	511,008	497,152
Investment securities - available-for-sale	223,203	220,292	178,351	182,227	191,981
Mortgage loans held for sale	6,668	6,666	12,171	14,154	19,442
Assets held in trading accounts	7,212	8,881	8,731	8,292	8,525
Loans:
Legacy loans	1,719,294	1,734,469	1,705,204	1,616,036	1,588,299
Allowance for loan losses	(27,771)	(27,806)	(27,735)	(28,219)	(27,999)
Loans acquired, not covered by FDIC loss share
(net of discount)	505,031	261,577	61,372	72,663	80,755
Loans acquired, covered by FDIC loss share (net of discount)	142,777	145,742	156,392	172,415	196,190
Net loans	2,339,331	2,113,982	1,895,233	1,832,895	1,837,245
FDIC indemnification asset	46,154	57,587	65,478	70,442	74,205
Premises and equipment	119,626	87,310	88,044	88,210	87,571
Premises held for sale	19,514	212	-	-	-
Foreclosed assets not covered by FDIC loss share	63,453	50,680	27,368	29,399	32,102
Foreclosed assets covered by FDIC loss share	19,901	22,529	22,392	25,603	27,812
Interest receivable	14,882	15,707	13,739	12,524	13,370
Bank owned life insurance	60,552	60,209	59,878	59,523	52,706
Goodwill	78,901	60,804	60,605	60,605	60,605
Other intangible assets	14,765	5,526	3,439	3,554	3,693
Other assets	45,458	33,324	12,122	13,435	20,827
Total assets	$4,385,837	$3,883,085	$3,423,420	$3,482,610	$3,538,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$735,101	$665,644	$559,461	$560,804	$567,588
Interest bearing transaction accounts and savings deposits	1,854,510	1,620,244	1,444,058	1,456,258	1,446,533
Time deposits less than $100,000	601,046	517,603	461,101	475,428	494,196
Time deposits greater than $100,000	495,574	409,361	358,307	359,155	364,496
Total deposits	3,686,231	3,212,852	2,822,927	2,851,645	2,872,813
Federal funds purchased and securities sold
under agreements to repurchase	115,018	98,359	67,924	89,879	118,131
Other borrowings	117,588	108,693	75,704	80,090	83,872
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	36,967	33,117	31,867	32,146	34,486
Total liabilities	3,976,424	3,473,641	3,019,042	3,074,380	3,129,922
Total stockholders' equity	409,413	409,444	404,378	408,230	408,894
Total liabilities and stockholders' equity	$4,385,837	$3,883,085	$3,423,420	$3,482,610	$3,538,816

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands, except per share data)
INTEREST INCOME
Legacy loans	$21,554	$22,463	$22,464	$22,331	$21,207
Loans acquired	18,577	16,151	16,151	8,283	7,864
Federal funds sold	1	5	6	5	3
Investment securities	4,549	3,951	3,428	3,019	2,902
Mortgage loans held for sale	69	72	122	118	155
Assets held in trading accounts	5	6	6	6	11
Interest bearing balances due from banks	279	251	234	352	290
TOTAL INTEREST INCOME	45,034	42,899	34,411	32,571	33,232
INTEREST EXPENSE
Time deposits	1,577	1,479	1,392	1,479	1,588
Other deposits	692	646	601	603	611
Federal funds purchased and securities
sold under agreements to repurchase	53	55	46	53	65
Other borrowings	1,010	929	646	692	734
Subordinated debentures	157	161	162	162	159
TOTAL INTEREST EXPENSE	3,489	3,270	2,847	2,989	3,157
NET INTEREST INCOME	41,545	39,629	31,564	29,582	30,075
Provision for loan losses	908	1,084	1,081	1,034	919
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	40,637	38,545	30,483	28,548	29,156
NON-INTEREST INCOME
Trust income	1,537	1,608	1,448	1,342	1,444
Service charges on deposit accounts	6,068	5,497	4,603	4,474	4,241
Other service charges and fees	1,866	1,164	728	791	775
Mortgage lending income	810	916	1,122	1,338	1,216
Investment banking income	181	421	240	696	454
Credit card fees	4,600	4,592	4,400	4,341	4,039
Bank owned life insurance income	330	347	328	366	278
Gain on sale of securities, net	-	42	-	(193)	-
Net (loss) gain on assets covered by FDIC loss share agreements	(7,370)	(7,988)	(3,443)	(2,615)	(2,142)
Other income	1,176	1,118	887	733	1,008
TOTAL NON-INTEREST INCOME	9,198	7,717	10,313	11,273	11,313
NON-INTEREST EXPENSE
Salaries and employee benefits	22,464	19,933	17,701	17,937	18,507
Occupancy expense, net	3,890	2,544	2,485	2,450	2,555
Furniture and equipment expense	2,014	2,257	1,613	2,030	1,723
Other real estate and foreclosure expense	873	562	385	59	331
Deposit insurance	668	620	595	492	775
Merger related costs	1,272	6,413	190	(467)	240
Other operating expenses	13,370	9,349	7,934	7,818	7,781
TOTAL NON-INTEREST EXPENSE	44,551	41,678	30,903	30,319	31,912
NET INCOME BEFORE INCOME TAXES	5,284	4,584	9,893	9,502	8,557
Provision for income taxes	932	798	2,961	2,926	2,620
NET INCOME	$4,352	$3,786	$6,932	$6,576	$5,937
BASIC EARNINGS PER SHARE	$0.27	$0.23	$0.43	$0.40	$0.36
DILUTED EARNINGS PER SHARE	$0.27	$0.23	$0.43	$0.40	$0.36

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands)
Tier 1 capital
Stockholders' equity	$406,672	$403,832	$403,034	$401,850	$406,454
Trust preferred securities, net allowable	20,000	20,000	20,000	20,000	20,000
Disallowed intangible assets, net of deferred tax	(74,477)	(75,501)	(49,727)	(48,091)	(48,529)
Unrealized loss (gain) on AFS securities	2,119	3,002	2,601	2,410	(45)

Total Tier 1 capital	354,314	351,333	375,908	376,169	377,880

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	42	45	40	35	28
Qualifying allowance for loan losses	28,846	28,967	25,633	24,818	24,129

Total Tier 2 capital	28,888	29,012	25,673	24,853	24,157

Total risk-based capital	$383,202	$380,345	$401,581	$401,022	$402,037

Risk weighted assets	$2,651,970	$2,697,630	$2,047,198	$1,981,341	$1,925,199

Adjusted average assets for leverage ratio	$4,315,279	$3,811,793	$3,378,676	$3,434,844	$3,490,102

Ratios at end of quarter
Equity to assets	9.25%	9.21%	11.71%	11.74%	11.47%
Tangible common equity to tangible assets	7.29%	7.23%	9.98%	10.06%	9.84%
Tier 1 leverage ratio	8.21%	9.22%	11.13%	10.95%	10.83%
Tier 1 risk-based capital ratio	13.36%	13.02%	18.36%	18.99%	19.63%
Total risk-based capital ratio	14.45%	14.10%	19.62%	20.24%	20.88%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$172,609	$184,935	$177,463	$173,536	$171,599
Student loans	24,415	25,906	28,392	30,106	31,835
Other consumer	104,185	98,851	101,399	103,765	102,297
Total consumer	301,209	309,692	307,254	307,407	305,731
Real Estate
Construction	168,147	146,458	161,024	142,902	136,099
Single-family residential	402,588	392,285	375,703	364,239	355,479
Other commercial	644,772	626,333	602,463	572,110	569,686
Total real estate	1,215,507	1,165,076	1,139,190	1,079,251	1,061,264
Commercial
Commercial	186,303	164,329	154,508	152,122	150,427
Agricultural	72,239	98,886	135,633	107,113	68,028
Total commercial	258,542	263,215	290,141	259,235	218,455
Other	4,351	4,655	4,576	4,502	3,627
Total Loans	$1,779,609	$1,742,638	$1,741,161	$1,650,395	$1,589,077

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$425,616	$395,198	$313,052	$313,050	$288,480
Mortgage-backed securities	33,323	34,425	41	43	45
State and political subdivisions	317,056	315,445	268,055	241,751	199,368
Other securities	620	620	620	620	620
Total held-to-maturity	776,615	745,688	581,768	555,464	488,513
Available-for-Sale
U.S. Government agencies	231,949	178,217	163,127	159,390	159,846
Mortgage-backed securities	1,833	1,891	1,994	2,078	15,891
State and political subdivisions	7,367	7,861	1,263	1,262	1,417
FHLB stock	5,168	6,002	5,085	5,353	5,325
Other securities	14,676	14,321	8,468	9,448	9,686
Total available-for-sale	264,974	212,277	179,937	177,531	192,165
Total investment securities	$1,041,589	$957,965	$761,705	$732,995	$680,678
Fair value - HTM investment securities	$771,114	$731,705	$570,703	$543,154	$491,556

Investment Securities - QTD Average
Taxable securities	$649,329	$583,389	$490,801	$478,946	$485,711
Tax exempt securities	323,000	294,639	255,129	214,289	203,422
Total investment securities - QTD average	$972,329	$878,028	$745,930	$693,235	$689,133

Simmons First National Corporation		SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Mar 31	Dec 31
(Unaudited)	2014	2013
(in thousands)
LOANS
Legacy loans	$1,779,609	$1,742,638
Allowance for loan losses	(26,983)	(27,442)
Legacy loans (net of allowance)	1,752,626	1,715,196
Loans acquired, not covered by FDIC loss share	495,915	566,895
Credit discount	(45,626)	(51,251)
Loans acquired, not covered (net of discount)	450,289	515,644
Loans acquired, covered by FDIC loss share	188,755	209,459
Credit discount	(50,876)	(62,806)
Loans acquired, covered (net of discount)	137,879	146,653
Net loans	$2,340,794	$2,377,493

Loan Coverage Ratios
Allowance for loan losses to legacy loans	1.52%	1.57%

Discount for credit losses on loans acquired, not covered,
to total loans acquired, not covered, plus discount for
credit losses on loans acquired, not covered	9.20%	9.04%

Discount for credit losses on loans acquired, covered,
to total loans acquired, covered, plus discount for
credit losses on loans acquired, covered	26.95%	29.98%

Total allowance and credit coverage	5.01%	5.62%

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$27,442	$27,533	$27,398	$27,735	$27,882
Loans charged off
Credit cards	816	841	770	743	909
Other consumer	148	428	449	310	374
Real estate	1,035	255	247	887	239
Commercial	82	133	20	133	96
Total loans charged off	2,081	1,657	1,486	2,073	1,618

Recoveries of loans previously charged off
Credit cards	271	226	235	204	236
Other consumer	121	166	114	116	195
Real estate	308	78	151	295	68
Commercial	14	12	40	87	53
Total recoveries	714	482	540	702	552
Net loans charged off	1,367	1,175	946	1,371	1,066
Provision for loan losses	908	1,084	1,081	1,034	919
Balance, end of quarter	$26,983	$27,442	$27,533	$27,398	$27,735

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$8,075	$4,799	$4,157	$4,327	$6,963
Commercial	1,054	495	525	526	602
Consumer	883	967	1,293	1,410	1,203
Total nonaccrual loans	10,012	6,261	5,975	6,263	8,768
Loans past due 90 days or more
Government guaranteed student loans	1,965	2,264	2,966	2,254	2,283
Other loans	517	687	725	879	661
Total loans past due 90 days or more	2,482	2,951	3,691	3,133	2,944
Total non-performing loans	12,494	9,212	9,666	9,396	11,712
Other non-performing assets
Foreclosed assets held for sale	17,357	19,361	20,493	21,804	21,253
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	40,119	45,459	5,710	8,586	9,461
Other non-performing assets	60	75	60	80	238
Total other non-performing assets	57,536	64,895	26,263	30,470	30,952
Total non-performing assets	$70,030	$74,107	$35,929	$39,866	$42,664
Performing TDRs (troubled debt restructurings)	$8,655	$9,497	$9,584	$10,473	$10,745

Ratios (1) (2)
Allowance for loan losses to total loans	1.52%	1.57%	1.58%	1.66%	1.75%
Allowance for loan losses to non-performing loans	216%	298%	285%	292%	237%
Non-performing loans to total loans	0.70%	0.53%	0.56%	0.57%	0.74%
Non-performing assets (including performing TDRs)
to total assets	1.79%	1.91%	1.32%	1.47%	1.51%
Non-performing assets to total assets	1.59%	1.69%	1.04%	1.17%	1.20%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.55%	1.64%	0.96%	1.10%	1.14%
Annualized net charge offs to total loans	0.32%	0.27%	0.22%	0.34%	0.27%
Annualized net credit card charge offs to
total credit card loans	1.20%	1.31%	1.21%	1.25%	1.53%
Annualized net charge offs to total loans
(excluding credit cards)	0.22%	0.14%	0.11%	0.23%	0.11%
Past due loans >30 days (excluding nonaccrual)	0.61%	0.57%	0.62%	0.54%	0.64%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.45%	0.41%	0.36%	0.35%	0.40%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013

ASSETS

Earning Assets
Interest bearing balances due from banks	0.22%	0.23%	0.25%	0.27%	0.21%
Investment securities	2.60%	2.44%	2.52%	2.37%	2.33%
Mortgage loans held for sale	4.20%	4.29%	3.98%	3.34%	3.23%
Assets held in trading accounts	0.28%	0.27%	0.27%	0.29%	0.52%
Loans, including acquired loans	6.88%	7.16%	6.32%	6.27%	6.32%
Total interest earning assets	4.91%	5.08%	4.63%	4.35%	4.41%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.15%	0.16%	0.17%	0.17%	0.17%
Time deposits	0.58%	0.63%	0.67%	0.71%	0.75%
Total interest bearing deposits	0.31%	0.33%	0.35%	0.36%	0.39%
Federal funds purchased and securities
sold under agreement to repurchase	0.19%	0.22%	0.27%	0.24%	0.22%
Other borrowings	3.48%	3.39%	3.39%	3.47%	3.55%
Subordinated debentures	3.09%	3.10%	3.12%	3.15%	3.13%
Total interest bearing liabilities	0.44%	0.47%	0.47%	0.48%	0.51%

NET INTEREST MARGIN/SPREAD

Net interest spread	4.47%	4.61%	4.16%	3.87%	3.90%
Net interest margin - quarter-to-date	4.54%	4.70%	4.27%	3.96%	4.01%
Net interest margin - year-to-date	4.54%	4.21%	4.08%	3.98%	4.01%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
($ in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.27	$0.23	$0.43	$0.40	$0.36
Core earnings (excludes nonrecurring items) (non-GAAP)	7,482	7,749	7,371	6,409	6,083
Diluted core earnings per share (non-GAAP)	0.46	0.48	0.45	0.39	0.37
Cash dividends declared per common share	0.22	0.21	0.21	0.21	0.21
Cash dividends declared - amount	3,575	3,403	3,401	3,434	3,469
Return on average stockholders' equity	4.31%	3.67%	6.80%	6.46%	5.89%
Return on tangible equity	5.87%	4.51%	8.18%	7.76%	7.09%
Return on average assets	0.40%	0.39%	0.80%	0.76%	0.68%
Net interest margin (FTE)	4.54%	4.70%	4.27%	3.96%	4.01%
FTE adjustment - investments	1,682	1,442	1,313	1,083	1,062
FTE adjustment - loans	10	17	11	12	11
Amortization of intangibles	364	192	135	137	137
Amortization of intangibles, net of taxes	221	117	82	83	83
Average shares outstanding	16,270,149	16,210,480	16,220,199	16,414,893	16,516,438
Average earning assets	3,861,632	3,466,530	3,059,023	3,106,504	3,151,590
Average interest bearing liabilities	3,204,356	2,774,880	2,427,714	2,481,430	2,527,848

YEAR-TO-DATE
Diluted earnings per share	$0.27	$1.42	$1.19	$0.76	$0.36
Core earnings (excludes nonrecurring items) (non-GAAP)	7,482	27,612	19,863	12,492	6,083
Diluted core earnings per share (non-GAAP)	0.46	1.69	1.21	0.76	0.37
Cash dividends declared per common share	0.22	0.84	0.63	0.42	0.21
Cash dividends declared - amount	3,575	13,707	10,304	6,903	3,469
Return on average stockholders' equity	4.31%	5.33%	6.39%	6.18%	5.89%
Return on tangible equity	5.87%	6.36%	7.68%	7.43%	7.09%
Return on average assets	0.40%	0.64%	0.75%	0.72%	0.68%
Net interest margin (FTE)	4.54%	4.21%	4.08%	3.98%	4.01%
FTE adjustment - investments	1,682	4,900	3,458	2,145	1,062
FTE adjustment - loans	10	51	34	23	11
Amortization of intangibles	364	601	409	274	137
Amortization of intangibles, net of taxes	221	365	248	166	83
Average shares outstanding	16,270,149	16,339,335	16,382,758	16,465,385	16,516,438
Average diluted shares outstanding	16,309,868	16,352,167	16,388,393	16,468,814	16,520,398
Average earning assets	3,861,632	3,224,094	3,105,706	3,129,048	3,151,590
Average interest bearing liabilities	3,204,356	2,551,653	2,477,899	2,503,992	2,527,848

END OF PERIOD
Book value per share	$24.93	$24.89	$24.88	$24.67	$24.62
Tangible book value per share	19.23	19.10	20.80	20.74	20.73
Shares outstanding	16,311,263	16,226,256	16,198,964	16,289,239	16,509,666
Full-time equivalent employees	1,321	1,343	1,097	1,114	1,112
Total number of ATM's	120	157	106	110	110
Total number of financial centers	104	131	87	92	92
Parent company only - investment in subsidiaries	453,067	452,688	371,531	369,965	370,728
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2014	2013	2013	2013	2013
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$4,352	$3,786	$6,932	$6,576	$5,937
Nonrecurring items
Merger related costs	1,272	6,413	190	(467)	240
Loss on sale of securities	-	-	-	193	-
Branch right sizing	3,878	108	533	-	-
Tax effect	(2,020)	(2,558)	(284)	107	(94)
Net nonrecurring items	3,130	3,963	439	(167)	146
Core earnings (non-GAAP)	$7,482	$7,749	$7,371	$6,409	$6,083

Diluted earnings per share	$0.27	$0.23	$0.43	$0.40	$0.36
Nonrecurring items
Merger related costs	0.08	0.40	0.01	(0.03)	0.01
Loss on sale of securities	-	-	-	0.01	-
Branch right sizing	0.24	0.01	0.03	-	-
Tax effect	(0.13)	(0.16)	(0.02)	0.01	-
Net nonrecurring items	0.19	0.25	0.02	(0.01)	0.01
Diluted core earnings per share (non-GAAP)	$0.46	$0.48	$0.45	$0.39	$0.37

YEAR-TO-DATE
Net Income	$4,352	$23,231	$19,445	$12,513	$5,937
Nonrecurring items
Merger related costs	1,272	6,376	(37)	(227)	240
Loss on sale of securities	-	193	193	193	-
Branch right sizing	3,878	641	533	-	-
Tax effect	(2,020)	(2,829)	(271)	13	(94)
Net nonrecurring items	3,130	4,381	418	(21)	146
Core earnings (non-GAAP)	$7,482	$27,612	$19,863	$12,492	$6,083

Diluted earnings per share	$0.27	$1.42	$1.19	$0.76	$0.36
Nonrecurring items
Merger related costs	0.08	0.39	(0.01)	(0.02)	0.01
Loss on sale of securities	-	0.01	0.01	0.01	-
Branch right sizing	0.24	0.04	0.03	-	-
Tax effect	(0.13)	(0.17)	(0.01)	0.01	-
Net nonrecurring items	0.19	0.27	0.02	-	0.01
Diluted core earnings per share (non-GAAP)	$0.46	$1.69	$1.21	$0.76	$0.37